UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 12, 2004

Motorola, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-7221	36-1115800
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1303 East Algonquin Road, Schaumburg, Illinois		60196
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	847-576-5000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01. Other Events.

On November 12, 2004, Motorola, Inc. (the "Company") announced the settlement rate for the purchase of its common stock on November 16, 2004 by holders of its outstanding Equity Security Units. Holders of the Equity Security Units will purchase 69,364,800 shares of common stock on November 16, 2004 in exchange for aggregate proceeds to Motorola of $1.2 billion in cash.

On November 12, 2004, the Company issued a press release announcing the settlement rate. A copy of this press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(c) The Following is filed as an Exhibit to this Report:

Exhibit Number 99.1 Press release by Motorola Inc. dated November 12, 2004 announcing Settlement Rate for Purchase Contracts Forming Part of Equity Security Units.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Motorola, Inc.

November 12, 2004	By:	A. Peter Lawson

Name: A. Peter Lawson
Title: Executive Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press release by Motorola, Inc. dated November 12, 2004 announcing Settlement Rate for Purchase Contracts Forming Part of Equity Security Units.